UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2013

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Pursuant to authorization received from the Compensation and Leadership Talent Committee of its Board of Directors at its regularly scheduled meeting on July 24, 2013, The Interpublic Group of Companies, Inc. on August 29, 2013 entered into extension agreements (the “Extensions”) to its existing Executive Change of Control Agreements (the “Agreements”) with each of its named executive officers, Michael I. Roth, Frank Mergenthaler, Andrew Bonzani, Christopher Carroll and Philippe Krakowsky. The Extensions extend the termination date of the respective Agreements, which were scheduled to terminate on September 1, 2013, to September 1, 2016. No other changes to the terms and conditions of the Agreements were effected by the Extensions.
A copy of each of the Extensions is attached hereto as Exhibits 10.1 through 10.5 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1:	Extension of Existing Executive Change of Control Agreement between The Interpublic Group of Companies, Inc. (the “Company”) and Michael I. Roth dated August 29, 2013 (filed pursuant to Item 5.02)

Exhibit 10.2:	Extension of Existing Executive Change of Control Agreement between the Company and Frank Mergenthaler dated August 29, 2013 (filed pursuant to Item 5.02)

Exhibit 10.3:	Extension of Existing Executive Change of Control Agreement between the Company and Andrew Bonzani dated August 29, 2013 (filed pursuant to Item 5.02)

Exhibit 10.4:	Extension of Existing Executive Change of Control Agreement between the Company and Christopher Carroll dated August 29, 2013 (filed pursuant to Item 5.02)

Exhibit 10.5:	Extension of Existing Executive Change of Control Agreement between the Company and Philippe Krakowsky dated August 29, 2013 (filed pursuant to Item 5.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: August 30, 2013	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary